Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED

DESTINATION MATERNITY CORPORATION

2005 EQUITY INCENTIVE PLAN

DESTINATION MATERNITY CORPORATION, a Delaware corporation (the “Company”), hereby grants to MARLA A. RYAN (the “Optionee”) an option to purchase a total of [•] shares of Common Stock (the “Shares”) of the Company, at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the Company’s 2005 Equity Incentive Plan, as amended from time to time (the “Plan”), which terms and provisions are incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

1.    Nature of the Option. This Option is intended to be a non-statutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Optionee.

2.    Date of Grant; Term of Option. This Option was granted on [•, 2018] (the “Grant Date”), and it may not be exercised later than [•, 2028], subject to earlier termination as provided in the Plan.

3.    Option Exercise Price. The Option exercise price is $[•] per Share.

4.    Exercise of Option.

(a)    Right to Exercise. Subject to Section 7 of the Plan (and provided, in each case, that the Optionee remains in continuous service with the Company or an Affiliate of the Company through the applicable vesting date), the Option will become exercisable during its term only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

The Option will vest in four equal, annual installments, on the first, second, third, and fourth anniversaries of the Effective Date, as such term is defined in the Executive Employment Agreement between the Company and Optionee, dated November 1, 2018 (the “Employment Agreement”). In the event that within two (2) years of the consummation of a Change in Control, Executive’s employment is terminated in a Qualifying Termination (as such term is defined in the Employment Agreement), any portion of the Option that is unvested, shall become immediately vested and exercisable as of the effective date of such Qualifying Termination.

(b)    Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provision of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and the amount of any tax withholding arising in connection with the exercise of the Option. Payment of the purchase price shall be by check or such consideration and method of payment authorized by the Board or the Committee pursuant to the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under the Plan and/or applicable law.

Exhibit 10.4

(c)    Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make a representation and warranty to the Company or otherwise enter into any stock purchase or other agreement as may be required by any applicable law or regulation or as may otherwise be reasonably requested by the Board or Committee.

5.    Investment Representations. Unless the Shares have been registered under the Securities Act of 1933, in connection with acquisition of this Option, the Optionee represents and warrants as follows:

(a)    The Optionee is acquiring this Option, and upon exercise of this Option, he or she will be acquiring the Shares for investment in his or her own account, not as nominee or agent, and not with a view to, or for resale in connection with any distribution thereof.

(b)    The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interest in connection with the acquisition of this Option and the Shares.

6.    Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed or in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.    Continuation of Service. Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company or any of its subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

8.    Withholding. The Company may withhold from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 7 of the Plan) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale of or other disposition of the Shares issued upon exercise of this Option.

9.    The Plan. This Option is subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company’s principal office. All questions of the interpretation and application of the Plan and the Option shall be determined by the Committee designated under the Plan, and determination shall be final, binding and conclusive.

Exhibit 10.4

10.    Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

11.    Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

12.    Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

13.    Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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Exhibit 10.4

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, in each case on November     , 2018.

COMPANY

DESTINATION MATERNITY CORPORATION

By:
Name:
Title:

OPTIONEE

Marla A. Ryan

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